As filed with the Securities and Exchange Commission on October 24, 2003

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                                 USF CORPORATION
             (Exact name of registrant as specified in its charter)


              DELAWARE                                          36-3790696
   (State or other Jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                        Identification Number)

                      8550 WEST BRYN MAWR AVENUE, SUITE 700
                             CHICAGO, ILLINOIS 60631
                        (Address, including zip code, of
                    registrant's principal executive offices)

                             ---------------------


                       USF EMPLOYEES' 401K RETIREMENT PLAN
                            (FULL TITLE OF THE PLAN)

                               RICHARD P. DISTASIO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 USF CORPORATION
                      8550 WEST BRYN MAWR AVENUE, SUITE 700
                             CHICAGO, ILLINOIS 60631
                                 (773) 824-1000

                                    COPY TO:

                                RICHARD C. PAGANO
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                 USF CORPORATION
                      8550 WEST BRYN MAWR AVENUE, SUITE 700
                             CHICAGO, ILLINOIS 60631
                                 (773) 824-1000

 (Name, address, including zip code and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------
Title of each                  Amount to be         Proposed maximum       Proposed maximum           Amount of
class of securities            registered(2)       offering price per     aggregate offering     registration fee(3)
to be registered(1)                                     share(3)               price(3)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value           285,000                $34.40               $9,804,000                $794
$.01 per share
---------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, the registration statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share, that become issuable under the plan being registered pursuant to this registration statement by reason of any stock dividend, stock split or other similar transaction.

(3) The offering price is not known. Pursuant to Rules 457(c) and 457(h), the registration fee was completed on the basis of the average of the high and low prices of the registrant's common stock on the NASDAQ National Market on October 21, 2003.

                                     PART II



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  This Registration Statement on Form S-8 is filed by USF Corporation, a Delaware corporation (the "Company"), and relates to an additional 285,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), that may be issued by the Company under the USF Employees' 401K Retirement Plan pursuant to self-directed employee investments in the Company stock fund under such Plan. This Registration Statement consists of only those items required by General Instruction E to Form S-8.

                  Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (File No. 33-57634), as filed with the Securities and Exchange Commission on January 28, 1993, is incorporated herein by reference in this Form S-8 Registration Statement and made a part hereof.

                  For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                   SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 22nd day of October, 2003.

                           USF Corporation




                           By:  /s/ Christopher L. Ellis
                                ---------------------------------------------
                                Christopher L. Ellis
                                Senior Vice President, Finance and Chief
                                Financial Officer

                                POWER OF ATTORNEY

         The undersigned hereby appoint Christopher L. Ellis, James T. Castro and Richard C. Pagano, and each of them singly, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of USF Corporation) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature                         Title
---------                         -----

/s/ Richard P. DiStasio           President, Chief Executive Officer and
-----------------------------     Director (Principal Executive Officer)
Richard P. DiStasio

/s/ Christopher L. Ellis          Senior Vice President, Finance and Chief
-----------------------------     Financial Officer (Principal Financial Officer)
Christopher L. Ellis

/s/ James T. Castro               Vice President, Controller (Principal Accounting
-----------------------------     Officer)
James T. Castro

/s/ Neil A. Springer              Director
-----------------------------
Neil A. Springer

/s/ Robert V. Delaney             Director
-----------------------------
Robert V. Delaney

/s/ William N. Weaver, Jr.        Director
-----------------------------
William N. Weaver, Jr.

/s/ Morley Koffman                Director
-----------------------------
Morley Koffman

/s/ John W. Puth                  Director
-----------------------------
John W. Puth

/s/ Anthony J. Paoni              Director
-----------------------------
Anthony J. Paoni

/s/ Stephen B. Timbers            Director
-----------------------------
Stephen B. Timbers

/s/ Stephen W. Lilienthal         Director
-----------------------------
Stephen W. Lilienthal

/s/ Paul J. Liska                 Director
-----------------------------
Paul J. Liska

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities on this 22nd day of October 2003.

Signature                                              Title
---------                                              -----
/s/ Richard P. DiStasio*                               President, Chief Executive Officer and Director (Principal
------------------------------------                   Executive Officer)
Richard P. DiStasio

/s/ Christopher L. Ellis                               Senior Vice President, Finance and Chief Financial Officer
------------------------------------                   (Principal Financial Officer)
Christopher L. Ellis

/s/ James T. Castro                                    Vice President, Controller (Principal Accounting Officer)
------------------------------------
James T. Castro

/s/ Neil A. Springer*
------------------------------------
Neil A. Springer                                       Director

/s/ Robert V. Delaney*
------------------------------------
Robert V. Delaney                                      Director

/s/ William N. Weaver, Jr.*
------------------------------------
William N. Weaver, Jr.                                 Director

/s/ Morley Koffman*
------------------------------------
Morley Koffman                                         Director

/s/ John W. Puth*
------------------------------------
John W. Puth                                           Director

/s/ Anthony J. Paoni*
------------------------------------
Anthony J. Paoni                                       Director

/s/ Stephen B. Timbers*
------------------------------------
Stephen B. Timbers                                     Director

/s/ Stephen W. Lilienthal*
------------------------------------
Stephen W. Lilienthal                                  Director

/s/ Paul J. Liska*
------------------------------------
Paul J. Liska                                          Director

*By:  /s/ Christopher L. Ellis
------------------------------------
      Christopher L. Ellis
      Attorney-in-fact

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the USF Employees' 401K Retirement Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 22nd day of October, 2003.

                                 USF Employees' 401(k) Retirement Plan
                                 Plan Administrator


                                 By:  /s/ Christopher L. Ellis
                                      ------------------------------------------
                                      Christopher L. Ellis
                                      Senior Vice President, Finance and Chief
                                      Financial Officer

                                 EXHIBIT INDEX


 Exhibit
  Number                         Description of Exhibit
  ------                         ----------------------

   4.1 Amended and Restated Certificate of Incorporation of USF Corporation (incorporated by reference from Exhibit 3.1 to USF Corporation Transition Report on Form 10-K, from June 29, 1991 to December 28, 1991); Certificate of Designation for Series A Junior Participating Cumulative Preferred Stock (incorporated by reference from Exhibit 3(a) to USF Corporation Annual Report on Form 10-K for the year ended January 1, 1994); Certificate of Amendment of Restated Certificate of Incorporation of USF Corporation (incorporated by reference from Exhibit 3(i) to USF Corporation Report on Form 10-Q for the quarter ended June 29, 1996); Certificate of Amendment of Restated Certificate of Incorporation of USF Corporation (incorporated by reference from Exhibit 4.1 to USF Corporation Registration Statement on Form S-8, filed on May 9, 2003).

   4.2 By-laws of USF Corporation, amended as of May 3, 2003 (incorporated by reference from Exhibit 10.3 to USF Corporation Quarterly Report on Form 10-Q for the quarter ended July 5, 2003).

   4.3             Indenture, dated as of May 5, 1999 among USF
                   Corporation, the Guarantors named therein and Bank One, Michigan, as Trustee (as the successor-in-interest to NBD Bank) (incorporated by reference from Exhibit 4.1 to USF Corporation Current Report on Form 8-K, filed on May 11, 1999).

   4.4 First Supplemental Indenture, dated as of January 31, 2000 among USF Corporation, the Guarantors named therein and Bank One, Michigan, as Trustee (as the successor-in-interest to NBD Bank) (incorporated by reference from Exhibit 4.5 to USF Corporation Registration Statement on Form S-3, filed on January 31, 2000, Registration No. 333-95777).

    5              Opinion of Sachnoff & Weaver, Ltd.

   23              Consent of Sachnoff & Weaver, Ltd. (included in
                   Exhibit 5).

   23.1            Consent of Deloitte & Touche LLP.

   24 Power of Attorney (contained on the signature page hereto).




---------------------------------

         The Registrant undertakes that it has submitted the Plan and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plan.